                                                                     EXHIBIT 4.1

                               VESTING AGREEMENT
                               -----------------


          THIS VESTING AGREEMENT (this "Agreement") is made as of November 27, 1996, by and among Madison Dearborn Capital Partners, L.P. (the "New Capital Investor"), Focal Communications Corporation (the "Company"), and each of Robert
C. Taylor, Jr., John R. Barnicle, Brian F. Addy and Joseph Beatty (individually an "Executive Investor" and collectively the "Executive Investors").

          The execution and delivery of this Agreement is a condition to the purchase of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common"), by the New Capital Investor, the Executive Investors and certain other investors (collectively, the "Investors"), pursuant to a Stock Purchase Agreement of even date herewith by and among the Company and such Investors (the "Stock Purchase Agreement"). Capitalized terms used but not otherwise defined herein are used herein with the meanings ascribed to such terms in Sections 2 and 3 below.

          NOW, THEREFORE, in consideration of the mutual premises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          Section 1.  Vesting and Forfeiture.

          1A. Vesting and Forfeiture upon a Sale. Contemporaneously with any sale or transfer by the New Capital Investor to any person of any shares of Qualified Common (including by way of merger or consolidation, but excluding (i) any sale or transfer of shares to a Successor Fund upon such Successor Fund's execution of a counterpart to this Agreement agreeing to be bound by the provisions hereof and to succeed to the rights and obligations of New Capital Investor hereunder with respect to the shares of Qualified Common sold or transferred to such Successor Fund, and (ii) any recapitalization or other reorganization in which the New Capital Investor's holdings of the Company's equity immediately after such transaction are equal to the New Capital Investor's holdings of the Company's equity immediately prior to such transaction) (a "Sale"):

               (a) a number (if any) of the shares of Unvested Class C Common held by each holder of Unvested Class C Common shall vest equal to the product obtained by multiplying (x) the number of shares of Qualified Common being transferred in such Sale, times (y) such holder's Applicable Percentage for such Sale;

               (b) a number (if any) of the New Capital Investor's shares of Nonqualified Common equal to the product obtained by multiplying (i) the number of shares of Qualified Common being transferred in such Sale, times
     (ii) the sum of the Applicable Percentages for all holders of Unvested Class C Common for such Sale, shall without further action by the Company or the New Capital Investor automatically be deemed forfeited, and the New

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     Capital Investor shall thereafter no longer exercise nor have the right to exercise any of its rights with respect to such forfeited shares; and

               (c) a number of the shares of Unvested Class C Common held by each holder of Unvested Class C Common equal to the difference (if any) obtained by subtracting (i) the number of such holder's shares of Unvested Class C Common that are to vest as a result of such Sale, from (ii) the number of such holder's shares of Unvested Class C Common that would vest as a result of such Sale if the Return Multiple for such Sale were 35, shall without further action by the Company or such holder automatically be deemed forfeited, and such holder shall thereafter no longer exercise nor have the right to exercise any of its rights with respect to such forfeited shares.

          1B. Vesting and Forfeiture upon Election Notice following a Rule 144 Quarter. If, within 10 business days after any calendar quarter (following the consummation of the Company's initial Public Offering) during which any shares of Qualified Common then held by the New Capital Investor (excluding (i) shares sold or transferred pursuant to a Sale during such calendar quarter, and (ii) shares the transfer of which during such calendar quarter would have been restricted under any hold-back agreement entered into with, or for the benefit of, the Company or its underwriters) are eligible to be transferred pursuant to Rule 144 promulgated by the Securities Exchange Commission under the Securities Act of 1933, as amended, or any successor rule or rules then in effect ("Rule 144") as of the last business day of such calendar quarter (such a calendar quarter, a "Rule 144 Quarter") (such eligible shares, the "Rule 144 Eligible Shares"), any holder of Unvested Class C Common gives written notice to the New Capital Investor setting forth the number of Rule 144 Eligible Shares for such Rule 144 Quarter, such holder's estimated calculation of the Fair Market Value of such Rule 144 Eligible Shares (including all market information necessary to enable the New Capital Investor to perform such calculation), and such holder's estimated calculation of the number of such holder's shares of Unvested Class C Common that will vest pursuant to paragraph 1B(a) with respect to such Rule 144 Quarter ("Election Notice"), then on the 20th business day following such Rule 144 Quarter:

               (a) a number (if any) of the shares of Unvested Class C Common held by each such electing holder shall vest equal to the product obtained by multiplying (x) the number of Rule 144 Eligible Shares for such Rule 144 Quarter, times (y) such holder's Applicable Percentage for such Rule 144 Quarter;

               (b) a number (if any) of the New Capital Investor's shares of Nonqualified Common equal to the product obtained by multiplying (x) the number of Rule 144 Eligible Shares for such Rule 144 Quarter, times (y) the sum of the Applicable Percentages for such Rule 144 Quarter for all holders of Unvested Class C Common giving Election Notice with respect to such Rule 144 Quarter, shall without further action by the Company or the New Capital Investor automatically be deemed forfeited, and the New Capital Investor shall thereafter no longer exercise nor have the right to exercise any of its rights with respect to such forfeited shares;

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               (c) a number of the shares of Unvested Class C Common held by each holder of Unvested Class C Common giving Election Notice with respect to such Rule 144 Quarter equal to the difference (if any) obtained by subtracting (i) the number of such holder's shares of Unvested Class C Common that are to vest as a result of giving such Election Notice, from
     (ii) the number of such holder's shares of Unvested Class C Common that would vest as a result of giving such Election Notice if the Return Multiple for such Rule 144 Quarter were 35, shall without further action by the Company or such holder automatically be deemed forfeited, and such holder shall thereafter no longer exercise nor have the right to exercise any of its rights with respect to such forfeited shares.

          1C. Vesting and Forfeiture upon Liquidation. Contemporaneously with a complete liquidation of the Company (the "Liquidation"):

               (a) a number (if any) of the shares of Unvested Class C Common held by each holder of Unvested Class C Common shall vest equal to the product obtained by multiplying (x) the number of shares of Qualified Common held by New Capital Investor as of the date of the Liquidation, times (y) such holder's Applicable Percentage for such Liquidation;

               (b) a number (if any) of the New Capital Investor's shares of Nonqualified Common equal to the product obtained by multiplying (i) the number of shares of Qualified Common held by the New Capital Investor as of the date of the Liquidation, times (ii) the sum of the Applicable Percentages for all holders of Unvested Class C Common for such Liquidation, shall without further action by the Company or the New Capital Investor automatically be deemed forfeited, and the New Capital Investor shall thereafter no longer exercise nor have the right to exercise any of its rights with respect to such forfeited shares.

               (c) a number of the shares of Unvested Class C Common held by each holder of Unvested Class C Common equal to the difference (if any) obtained by subtracting (i) the number of such holder's shares of Unvested Class C Common that are to vest as a result of such Liquidation, from (ii) the number of such holder's shares of Unvested Class C Common that would vest as a result of such Liquidation if the Return Multiple for such Liquidation were 35, shall without further action by the Company or such holder automatically be deemed forfeited, and such holder shall thereafter no longer exercise nor have the right to exercise any of its rights with respect to such forfeited shares.

          1D. Forfeiture upon Termination of this Agreement. Upon the seventh anniversary of the date hereof, all Unvested Class C Common then outstanding shall without further action by the Company or any holder of such Unvested Class C Common automatically be deemed forfeited, and each such holder shall thereafter no longer exercise nor have the right to exercise any of its rights with respect to such forfeited shares.

          1E. Forfeiture Procedure. Upon any forfeiture of any shares of Unvested Class C Common or Nonqualified Common pursuant to this Agreement, the holder of such forfeited shares shall promptly submit the certificate or certificates representing such forfeited shares to the Company for cancellation. Upon such submission, the Company shall take all actions necessary to retire such


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forfeited shares and to cause such shares to resume the status of authorized and unissued shares. The Company shall promptly cancel the submitted certificate(s) and issue to such holder (i) a certificate, bearing the legend set forth in paragraph 5B below, representing the number of shares (if any) of Unvested Class C Common or Nonqualified Common, as applicable, which were evidenced by the submitted certificate(s) but which were not forfeited, and (ii) a certificate, not bearing the legend set forth in paragraph 4B below, representing the number of shares represented by the submitted certificate(s) that were not forfeited and that in connection with such forfeiture ceased to be Nonqualified Common or became Vested Class C Common, as applicable.

          Section 2.  Calculation of Each Holder's Applicable Percentage.

          2A. Applicable Percentage. For each Sale, Liquidation, or Rule 144 Quarter, the "Applicable Percentage" for each holder of Unvested Class C Common shall be equal to the percentage obtained by multiplying:

               (a) 25% (or if such holder is no longer employed by the Company or any of its Subsidiaries ("Termination"), the product of (i) 25%, times
     (ii) a fraction, the numerator of which is the number of shares of Unvested Class C Common held by such holder immediately prior to Termination that were not elected to be repurchased pursuant to an Executive Stock Agreement as a result of such Termination, and the denominator of which is the number of shares of Unvested Class C Common held by such holder immediately prior to such Termination); times

               (b) the quotient obtained by dividing (x) the Return Multiple for such Sale, Liquidation, or Rule 144 Quarter minus 20 (provided that such difference shall not be less than zero nor greater than 15), by (y) 65.

          2B.  Calculation of the Return Multiple.

          (a) The "Return Multiple" for each Sale shall be equal to the quotient obtained by dividing:

               (i) the Fair Market Value of all consideration that the New Capital Investor will receive in such Sale in exchange for the shares of Qualified Common to be transferred or sold by the New Capital Investor in such Sale, by

               (ii) the Total Cost and Contributions for the shares of Qualified Common to be transferred or sold by the New Capital Investor in such Sale (as well as any shares of Nonqualified Common that will be forfeited pursuant to this Agreement in connection with such Sale).

          (b) The "Return Multiple" for each Liquidation shall be equal to the quotient obtained by dividing:

               (i) the Fair Market Value of all consideration to be distributed in such Liquidation to the New Capital Investor with respect to the shares of Qualified Common held by the New Capital Investor as of the date of such Liquidation, by


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               (ii) the Total Cost and Contributions for the shares of Qualified
     Common held by the New Capital Investor as of the date of such Liquidation (as well as any shares of Nonqualified Common that will be forfeited pursuant to this Agreement in connection with such Liquidation).

          (c) The "Return Multiple" for each Rule 144 Quarter shall be equal to the quotient obtained by dividing:

               (i) the Fair Market Value of all of the New Capital Investor's Rule 144 Eligible Shares for such Rule 144 Quarter, by

               (ii) the Total Cost and Contributions for the New Capital Investor's Rule 144 Eligible Shares for such Rule 144 Quarter (as well as any shares of Nonqualified Common to be forfeited pursuant to this Agreement by virtue of all Election Notices filed with respect to such Rule 144 Quarter).

          Section 3.  Definitions.

          "Executive Stock Agreements" means the executive stock agreements of even date herewith, each by and between the Company and one Executive Investor, as amended from time to time pursuant to their terms.

          "Fair Market Value" shall mean:

               (i) with respect to any Rule 144 Eligible Share, the weighted average (based on the volume of trading in shares of the class of the Company's common stock that includes the Rule 144 Eligible Shares (the Company's "Common Stock") on each business day during the Rule 144 Quarter) over all of the business days during such Rule 144 Quarter, of the average of the closing prices of the sales of such Common Stock on all securities exchanges on which such Common Stock may at that time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization; and

               (ii) with respect to consideration received in a Sale or Liquidation, the amount of all cash consideration received plus the fair market value of all other consideration received (as shall be determined in good faith by the New Capital Investor).

          "Nonqualified Common" means 8,653.85 of the shares of Class A Common purchased by the New Capital Investor under the Stock Purchase Agreement (together with any


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shares issued with respect to such shares of Nonqualified Common, including any stock splits, stock dividends, or recapitalizations); provided that

               (i) contemporaneously with a Sale, the number of shares of Nonqualified Common that would be forfeited in connection with such Sale if the Return Multiple for such Sale were 35 shall (whether or not actually forfeited in connection with such Sale) forever cease to be Nonqualified Common,

               (ii) if any holder or holders of Unvested Class C Common give(s) Election Notice with respect to a Rule 144 Quarter, the number of shares of Nonqualified Common that would be forfeited in connection with such Rule 144 Quarter if the Return Multiple for such Rule 144 Quarter were 35 shall (whether or not actually forfeited in connection with such Rule 144 Quarter) forever cease to be Nonqualified Common, and

               (iii) contemporaneously with a Liquidation or termination of this Agreement, any and all shares of Nonqualified Common then held by the New Capital Investor shall forever cease to be Nonqualified Common,

               (iv) if any shares of an Executive Investor's Unvested Class C Common are repurchased pursuant to the provisions of an Executive Stock Agreement, or if any Executive Investor waives (pursuant to paragraph 5G below) his right to have any of his shares of Unvested Class C Common vest, a number of New Capital Investor's shares of Nonqualified Common shall vest equal to the number of shares of Unvested Class C Common so repurchased or of which the rights to vest are so waived.

          "Public Offering" means the initial underwritten sale of the company's common stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission); provided that the following shall not be considered a Public Offering: (i) any issuance of common stock as consideration or financing for a merger or acquisition, and
(ii) any issuance of common stock or rights to acquire common stock to employees of the Company or its Subsidiaries as part of an incentive or compensation plan.

          "Qualified Common" means 37,500 of the shares of Class A Common purchased by the New Capital Investor under the Stock Purchase Agreement (together with any shares issued with respect to such shares of Qualified Common, including by any stock splits, stock dividends, or recapitalizations), provided that any such share shall forever cease to be Qualified Common (i) upon a Liquidation, (ii) when such share has been sold or transferred in a Sale, or
(iii) upon termination of this Agreement; and provided further that if any holder of Unvested Class C Common gives Election Notice with respect to a Rule 144 Quarter, all Rule 144 Eligible Shares for such Rule 144 Quarter shall, for all purposes as to such electing holder, thereafter forever cease to be Qualified Common.

          "Successor Fund" means, with respect to the New Capital Investor, any private equity fund formed for the principal purpose of making equity investments, where such fund is managed by the same principal parties having management responsibility for the New Capital Investor.


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          "Total Cost and Contributions" means, with respect to each share of
Qualified Common or Nonqualified Common held by the New Capital Investor on any specified date, the sum of (i) the New Capital Investor's Initial Contribution (as that term is defined in the Stock Purchase Agreement) divided by the aggregate number of shares of Class A Common purchased by the New Capital Investor under the Stock Purchase Agreement (as adjusted for stock splits, stock dividends, recapitalizations, and other reorganizations, the "Original Class A Common"), and (ii) for all Subsequent Contributions (as that term is defined in the Stock Purchase Agreement) made by the New Capital Investor from the date hereof through such specified date, the quotient obtained by dividing (x) the amount of each such Subsequent Contribution by the aggregate number of shares of Original Class A Common held by the New Capital Investor as of the date of each such Subsequent Contribution.

          "Unvested Class C Common" means, as to each Executive Investor, 2,163.4625 of the shares of Class C Common issued as of the date hereof (together with shares issued with respect to such shares of Unvested Class C Common as part of any stock split, stock dividend, or recapitalization); provided that any such share shall forever cease to be Unvested Class C Common when it has been (i) repurchased by the Company, an Investor, or an executive employee of the Company or its Subsidiaries pursuant to paragraph 3 of an Executive Stock Agreement, (ii) forfeited pursuant to the terms of this Agreement, or (iii) vested pursuant to the terms of this Agreement (at which time, such share shall become Vested Class C Common).

          "Vested Class C Common" means all shares of Unvested Class C Common that have vested pursuant to the terms of this Agreement (and thereby ceased to be Unvested Class C Common).

          Section 4.  Pledge of Unvested Class C Common.

          4A. Pledge. Each Executive Investor hereby initially pledges to the New Capital Investor, and grants to the New Capital Investor a security interest in such Executive Investor's Unvested Class C Common (such Executive Investor's "Pledged Shares") as security for its duties and obligations pursuant to this Agreement.

          4B. Delivery of Pledged Shares. Upon the execution of this Agreement, each Executive Investor shall deliver to the New Capital Investor the certificate(s) representing such Executive Investor's Pledged Shares, together with duly executed forms of assignment sufficient to transfer title thereto to the New Capital Investor.

          4C. Status as Holder. For purposes of determinations and calculations under this Agreement, each Executive Investor shall be deemed to be the holder of such Executive Investor's Pledged Shares.

          4D. Distributions, Other Certificates, etc. If any Executive Investor becomes entitled to receive or receives any securities or other property with respect to, in substitution of, or in exchange for any of such Executive Investor's Pledged Shares (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or


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otherwise), or any certificate(s) representing any of such Executive Investor's
Pledged Shares, such Executive Investor shall accept such securities, property, or certificate(s) on behalf of and for the benefit of the New Capital Investor as additional security for such Executive Investor's obligations hereunder and shall promptly deliver such additional security to the New Capital Investor together with duly executed forms of assignment, and such additional security shall be deemed to be part of such Executive Investor's Pledged Shares.

          4E. Delivery to and by the New Capital Investor. If the Company issues any certificate representing Pledged Shares, the Company shall in keeping with the purpose of paragraph 4D deliver such certificate directly to the New Capital Investor. If the holder of such Pledged Shares is required pursuant to the terms of this Agreement to transfer any certificate representing Pledged Shares to the Company for cancellation, the New Capital Investor shall transfer such certificate to the Company on behalf of such holder.

          4F. Release of Pledged Shares upon Vesting. Upon any of Executive Investor's Pledged Shares becoming Vested Class C Common pursuant to this Agreement, the New Capital Investor shall deliver to such Executive Investor the certificate or certificates representing such shares of Vested Class C Common (or, if necessary, the New Capital Investor shall submit the certificate or certificates representing such Vested Class C Common to the Company, and the Company shall issue to such Executive Investor a certificate representing the number of shares of Vested Class C Common represented by such submitted certificate(s), and shall deliver to the New Capital Investor a certificate (issued in such Executive Investor's name) representing the number of shares of Class C Common which were represented by such submitted certificate(s) but which were not Vested Class C Common and not forfeited), and such Vested Class C Common shall no longer constitute part of such Executive Investor's Pledged Shares.

          4G. Voting Proxy. Each Executive Investor hereby appoints the New Capital Investor as his true and lawful proxy and attorney-in fact, with full power of substitution, to vote all of such Executive Investor's Pledged Shares on all matters to be voted on by the Company's shareholders. These proxies and powers granted by each Executive Investor pursuant to this paragraph 4G are coupled with an interest, and are given to secure each Executive Investor's obligations to the New Capital Investor under this Agreement. Such proxies and powers shall be irrevocable with respect to each such Pledged Share (and shall survive the death, disability, incompetency, or bankruptcy of such Executive Investor) until such time as such Pledged Share becomes Vested Class C Common pursuant to the provisions of this Agreement and thereby ceases to be a Pledged Share, at which time such proxy shall be deemed revoked with respect to such share (but not with respect to any shares of such holder that remain Pledged Shares).

          4H. Further Assurances. Each Executive Investor agrees that at any time and from time to time upon the request of the New Capital Investor, such Executive Investor shall execute and deliver such further documents and take such further actions as the New Capital Investor may reasonably request in order to effect the purpose of this Agreement.

          Section 5.     Miscellaneous.


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          5A.  New Capital Investor Determinations.  All calculations and other determinations under provisions of this Agreement (including the final determination of the Fair Market Value of Rule 144 Eligible Shares) shall be performed and made in good faith by the New Capital Investor, and such good faith determinations shall be binding on all parties hereto. The Company and the Executive Investors shall deliver to the New Capital Investor such information as the New Capital Investor may reasonably request in connection with performing such calculations or making such determinations.

          5B. Restrictive Legend. Each certificate evidencing shares of Nonqualified Common and Unvested Class C Common shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE PROVISIONS SET FORTH IN A VESTING AGREEMENT DATED AS OF NOVEMBER 27, 1996, BY AND AMONG THE ISSUER OF SUCH SECURITIES, AND CERTAIN PERSONS LISTED ON THE SIGNATURE PAGES ATTACHED THERETO, AS AMENDED FROM TIME TO TIME PURSUANT TO ITS TERMS. A COPY OF SUCH VESTING AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The legend set forth above shall be removed from the certificates evidencing any of the above shares when such shares cease to be Nonqualified Common or Unvested Class C Common, as applicable.

          5C. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          5D. Counterparts. This Agreement may be executed in separate counterparts, none of which need contain the signature of more than one party hereto but each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          5E. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, the Executive Investors shall not transfer any Unvested Class C Common to any person, except (i) pursuant to the pledge and forfeiture provisions of this Agreement, or (ii) to the executor of such Executive Investor's estate, at which time such executor shall sign a counterpart to this Agreement agreeing to stand in the place of the Executive Investor and be bound by the provisions hereof with respect to such shares of Unvested Class C Common.


                                     - 9 -
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          5F.  Choice of Law.  The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

          5G. Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the New Capital Investor and the holders of a majority of the shares of Unvested Class C Common then outstanding, and such an amendment or waiver shall be binding on all parties; provided that any holder of Unvested Class C Common may waive the rights under this Agreement to have the shares of Unvested Class C Common held by such holder vest (upon such waiver, such shares the rights to vest of which are waived shall be treated for purposes of this Agreement (including paragraph 2A(c) and Section 3) as if they had been repurchased pursuant to the repurchase provisions of an Executive Stock Agreement.

          5H. Notice. Any notice provided for in this Agreement shall be in writing and shall be deemed to have been given when personally delivered to the recipient, three business days after being mailed to the recipient by first class mail (postage prepaid and return receipt requested), or one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices shall be sent to each recipient at the address specified for such recipient in the Stock Purchase Agreement, or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice given by a holder of Unvested Class C Common pursuant to paragraph 1B hereof shall, in addition to the other requirements for such notice set forth in paragraph 1B, state in a conspicuous manner that, subject to the conditions and determinations contemplated thereby, the events described therein are scheduled to occur on the 20th day following the end of the Rule 144 Quarter (and the notice shall conspicuously specify the actual date that is such 20th day).

          5I. Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          5J. Termination. The provisions of this Agreement shall terminate upon the earlier of (i) the first date upon which there remains either no Unvested Class C Common outstanding, and (ii) the seventh anniversary of the date hereof; provided that the obligations under this Agreement with respect to any events resulting in the termination hereof shall survive such termination.

                        *         *          *         *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



                         MADISON DEARBORN CAPITAL PARTNERS, L.P.

                         By Madison Dearborn Partners, L.P., its General Partner

                         By Madison Dearborn Partners, Inc., its General Partner


                         By:
                             ---------------------------------------------------
                         Its:
                             ---------------------------------------------------


                         -------------------------------------------------------
                                            Brian F. Addy


                         -------------------------------------------------------
                                            John R. Barnicle


                         -------------------------------------------------------
                                            Joseph Beatty


                         -------------------------------------------------------
                                            Robert C. Taylor, Jr.


                         FOCAL COMMUNICATIONS CORPORATION

                         By:
                             ---------------------------------------------------
                         Its:
                             ---------------------------------------------------


                                    - S1 -